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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                            INDEMNIFICATION AGREEMENT

                                     between

                          AMBAC ASSURANCE CORPORATION,

                                   as Insurer,

                                       and

                         BANC ONE CAPITAL MARKETS, INC.




                          Dated as of November 18, 2002

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                                TABLE OF CONTENTS

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
Section 1.  Definitions .........................................................    1

Section 2.  Representations and Warranties of Ambac .............................    3

Section 3.  Representations, Warranties and Agreements of the Underwriter .......    4

Section 4.  Indemnification. ....................................................    5

Section 5.  Indemnification Procedures ..........................................    5

Section 6.  Contribution ........................................................    6

Section 7.  Miscellaneous .......................................................    7

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                            INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT (as may be amended, modified or supplemented from time to time, this "Agreement") dated as of November 18, 2002 by and between AMBAC ASSURANCE CORPORATION, as Insurer ("Ambac") and BANC ONE CAPITAL MARKETS, INC. (the "Underwriter").

     Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture. For purposes of this Agreement, the following terms shall have the meanings provided below:

          "Agreement" means this Indemnification Agreement, as amended from time to time.

          "Ambac Agreements" means this Agreement and the Insurance Agreement.

          "Ambac Information" has the meaning provided in Section 2(g) hereof.

          "Ambac Party" means any of Ambac, its subsidiaries and Affiliates, and any shareholder, director, officer, employee, agent or "controlling person," within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.

          "Class A Notes" means, collectively, $35,000,000 principal amount of Class A-1 1.44% Asset-Backed Notes, $45,400,000 principal amount of Class A-2 1.94% Asset-Backed Notes, and $56,951,213 principal amount of Class A-3 3.03% Asset-Backed Notes issued by the Issuer pursuant to the Indenture on the Date of Issuance.

          "Closing Date" means November 26, 2002.

          "Date of Issuance" means the date on which the Policy is issued as specified therein.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Federal Securities Laws" means the Securities Act, the Exchange Act, the U.S. Trust Indenture Act of 1939, the U.S. Investment Company Act of 1940, the U.S. Investment Advisers Act of 1940 and the U.S. Public Utility Holding Company Act of 1935, each as amended from time to time, and the rules and regulations in effect from time to time under such Acts.

          "Indemnified Party" means any party entitled to any indemnification pursuant to Section 4 hereof.

          "Indemnifying Party" means any party required to provide indemnification pursuant to Section 4 hereof.

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          "Indenture" means the Indenture dated as of November 26, 2002 by and between the Issuer and the Trustee.

          "Indenture Trustee" means JPMorgan Chase Bank, or any successor Indenture Trustee under the Indenture.

          "Insurance Agreement" means the Insurance and Indemnity Agreement dated as of November 26, 2002 among Ambac, New South, the Depositor, the Indenture Trustee and the Issuer.

          "Losses" means (a) any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature incurred by the party entitled to indemnification or contribution hereunder, to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an Affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (b) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

          "New South Parties" means the Issuer, the Originator and the Servicer.

          "Offering Document" means, taken together, the Prospectus Supplement, dated November 18, 2002 (the "Prospectus Supplement"), and the Prospectus, dated November 18, 2002 (the "Prospectus"), of the Issuer, in respect of the offering and sales of the Class A Notes, any amendment or supplement thereto, and any other offering document in respect of the Class A Notes that makes reference to the Policy.

          "Policy" means the Note Guaranty Insurance Policy No. AB0624BE dated November 26, 2002, including any endorsements thereto, issued by Ambac with respect to the Class A Notes.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Transaction" means the transactions contemplated by the Offering Document.

          "Transaction Documents" means this Agreement, the Insurance Agreement, the Underwriting Agreement, the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture and all other documents and certificates delivered in connection therewith except for the Policy.

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          "Transaction Parties" means the New South Parties, the Depositor and the Indenture Trustee.

          "Underwriter" means Banc One Capital Markets, Inc.

          "Underwriter Information" means the information furnished by the Underwriter in writing expressly for use in the Offering Document and included in the second sentence of the third paragraph under the heading "Underwriting" in the Prospectus Supplement and in the fifth paragraph under the heading "Underwriting" in the Prospectus.

          "Underwriting Agreement" means the Underwriting Agreement dated November 18, 2002, between the Underwriter and the Seller with respect to the offer and sale of the Class A Notes, as amended, modified or supplemented from time to time.

          "Underwriting Party" means, with respect to the Underwriter, any of the following: the Underwriter, its parent, subsidiaries and Affiliates and any shareholder, director, officer, employee, agent or "controlling person," within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.

     Section 2. Representations and Warranties of Ambac. Ambac represents, warrants and agrees as follows as of the Closing Date:

     (a) Organization and Licensing. Ambac is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

     (b) Corporate Power. Ambac has the corporate power and authority to issue the Policy and execute and deliver this Indemnification Agreement and to perform all of its obligations hereunder and thereunder.

     (c) Authorization; Approvals. All proceedings legally required for the execution, delivery and performance of the Policy and this Indemnification Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of Ambac's Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policy and this Indemnification Agreement have been obtained or are not material to the enforceability of the Policy and this Indemnification Agreement.

     (d) Enforceability. The Policy, when issued, will constitute, and this Indemnification Agreement constitutes, legal, valid and binding obligations of Ambac, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

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     (e) No Conflict. The execution by Ambac of the Policy and this
Indemnification Agreement will not, and the performance of the provisions thereof and hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation or By Laws of Ambac, or any restriction contained in any contract, agreement or instrument to which Ambac is a party or by which it is bound; constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Policy or this Indemnification Agreement.

     (f) Exempt from Registration. The Policy, when issued, will be exempt from registration under the Securities Act.

     (g) Ambac Information. The Ambac Information included in the Offering Document is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Offering Document, the Ambac Information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. As used herein "Ambac Information" means the information furnished by Ambac in writing expressly for use in the Offering Document and is limited to the information included under the headings "The Insurer" and "The Insurance Policy" in the Prospectus Supplement.

     (h) Opinion of Counsel. Ambac will furnish to the Underwriter on the Closing Date an opinion of one of its legal officers.

     (i) No Maintenance of Rating. Nothing in this Agreement shall be construed as a representation or undertaking by Ambac concerning maintenance of the rating of its financial strength by Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any other rating agency (together, the "Rating Agencies"). The Rating Agencies, in assigning such ratings, take into account facts and assumptions not described in the Offering Document and the facts and assumptions which are considered by the Rating Agencies, and the ratings issued thereby, are subject to change over time. Ambac has not attempted to disclose all facts and assumptions which the Rating Agencies deem relevant in assigning a rating within a particular rating category to Ambac's financial strength. Notwithstanding the foregoing, Ambac is not aware of any facts that, if disclosed to the Rating Agencies, would reasonably be expected to result in a downgrade of the rating of the financial strength of Ambac by such Rating Agencies.

     Section 3. Representations, Warranties and Agreements of the Underwriter. The Underwriter represents, warrants and agrees as follows:

     (a) It will make offers and sales of the Class A Notes in compliance with all legal requirements and only as described in the Offering Document and the Underwriting Agreement.

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     (b) It will not use, or distribute to any Person for use, or permit the use of, any Offering Document in connection with the offer and sale of the Class A Notes unless such Offering Document includes or incorporates by reference such information relating to Ambac as has been furnished by Ambac for inclusion therein and the information therein or incorporated by reference therein concerning Ambac has been approved by Ambac in writing. It will not include any information relating to Ambac except as furnished by Ambac. Ambac hereby consents to the inclusion of the Ambac Information in the Offering Document.

     Section 4. Indemnification.

     (a) Ambac agrees, upon the terms and subject to the conditions provided herein, to pay and protect, indemnify, defend and save harmless the Underwriter Parties against any and all Losses of any nature arising out of or by reason of
(i) any untrue statement of a material fact contained in the Ambac Information,
(ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Ambac Information or (iii) a breach of any of the representations, warranties or agreements of Ambac contained in
Section 2 hereof.

     (b) The Underwriter hereby agrees to pay and protect, indemnify, defend and save harmless each Ambac Party against any and all Losses of any nature arising out of or by reason of (i) any untrue statement of a material fact contained in the Underwriter Information, (ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Underwriter Information or (iii) a breach of any of the representations, warranties or agreements of the Underwriter contained in Section 3 hereof.

     (c) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

     (d) The indemnity agreements contained in this Section 4 shall be in addition to any liability which any Indemnifying Party may otherwise have to an Indemnified Party.

     Section 5. Indemnification Procedures. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof; provided, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability it may have to an Indemnified Party. If any such action or claim shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the

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Indemnified Party to represent the Indemnified Party and shall pay the fees and disbursements of such counsel related to such proceeding. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel retained by the Indemnifying Party for the benefit of the Indemnified Party, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at the Indemnifying Party's expense has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not in fact employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnifying Party and one or more Indemnified Parties, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Issuer Parties, one such firm for all Underwriter Parties and one such firm for all Ambac Parties, as the case may be, in addition to local counsel (if necessary), which firm shall be designated in writing by the Underwriter in respect of the Underwriter Parties and by Ambac in respect of the Ambac Parties), in each of which cases the fees and expenses of counsel will be at the expense of the Indemnifying Party and all such fees and expenses will be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or be in default in its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.

     Section 6. Contribution.

     (a) To provide for just and equitable contribution if the indemnification provided by an Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party in respect of any Losses referred to in Section 4, such Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to the matter that resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by each of such parties from the offering of the Class A Notes, as well as any other relevant equitable considerations; provided, however, that an Indemnifying Party shall in no event be required to contribute to all Indemnified Parties an aggregate amount in excess of the Losses incurred by such Indemnified Parties resulting from the breach of representations, warranties or agreements contained in this Agreement.

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     (b) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge access to information and opportunity to correct or prevent such breach. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.

     (c) The parties agree that Ambac shall be solely responsible for the Ambac Information, the Underwriter shall be solely responsible for the Underwriter Information and that the balance of the Offering Document shall be the responsibility of the Issuer.

     (d) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

     Section 7. Miscellaneous.

     (a) Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto.

If to Ambac:             Ambac Assurance Corporation
                         One State Street Plaza
                         New York, New York 10004
                         Attention: Structured Finance Department--ABS
                         Telecopy No.: (212) 208-3547

                         with a copy to the
                         attention of:          Michael Babick, Vice President
                                                Telecopy No.: (212) 363-1459
                                                Confirmation: (212) 208-3407

If to the Underwriter:   Banc One Capital Markets, Inc.
                         Banc One Plaza, Mail Suite IL1-0596
                         Chicago, Illinois 60670
                         Attention: Elizabeth R. Cohen
                         Telecopy No.: (312) 732-4487

     (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.

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     (c) Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

     (d) Amendments. Amendments of this Agreement shall be in writing signed by each party hereto.

     (e) Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Class A Notes or (iii) any termination of this Agreement or the Policy. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligations of the Issuers under the Insurance Agreement.

     (f) Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     (h) No Bankruptcy Petition. Each of Ambac and the Underwriter covenants and agrees that, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all securities issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law. Each of Ambac and the Underwriter agrees that it will not institute against the Depositor any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

     (i) Consent to Jurisdiction.

     THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION,

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SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER
JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

     To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

     Nothing contained in the Agreement shall limit or affect each party's right to serve process in any other manner permitted by law or to start legal proceedings relating to this Agreement against any other Party or its property in the courts of any jurisdiction.

     (j) No Right of Set Off. None of the parties shall be entitled to exercise any right of set off with respect to any amounts owing by such party under this Agreement against any amounts owing to such party under any other agreement or obligation.

     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and delivered as of the date first above written.

                                           AMBAC ASSURANCE CORPORATION

                                           By: /s/ Michael N. Babick
                                               ---------------------------------
                                               Name: Michael N. Babick
                                               Title: Vice President

                                           BANC ONE CAPITAL MARKETS, INC.,



                                           By: /s/ Elizabeth R. Cohen
                                               ---------------------------------
                                               Name: Elizabeth R. Cohen
                                               Title: Director

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